Exhibit 5.2

Mourant Ozannes 5th Floor
Waters Edge Building Meridian Plaza
Road Town
Tortola, British Virgin Islands

T +1 284 852 1700
F +1 284 852 1799

ReTo Eco-Solutions, Inc.

c/o Beijing REIT Technology Development Co., Ltd.

Building X-702, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101

Date | 31 August 2021

Our ref | 8053989/81590657/5

Dear Sirs

ReTo Eco-Solutions, Inc. (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with its registration statement on Form F-1 (as amended on or about the date of this opinion, the Registration Statement) which was originally filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended) (the Securities Act) on 20 July 2021.

We are providing this opinion as Exhibit 5.1 to the Registration Statement.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the 2018 share incentive plan of the Company (the Share Incentive Plan);

(c)	the Company's certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(d)	a copy of the Company's register of directors (the Register of Directors) that was attached to the Registered Agent's Certificate (defined below);

(e)	a copy of the Company's certified shareholder list dated 20 August 2021 (the Register of Members) that was provided to us by the Company;

(f)	the resolutions in writing of the directors of the Company passed on 22 January 2020 and 31 August 2021 (the Director Resolutions);

(g)	a certificate of the Company's registered agent dated 30 August 2021 (the Registered Agent's Certificate);

Mourant Ozannes is a British Virgin Islands partnership

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON	mourant.com

(h)	certificates from each director of the Company dated 31 August 2021 confirming certain matters of fact (the Director's Certificates); and

(i)	a certificate of good standing for the Company dated 27 August 2021 (the Certificate of Good Standing) issued by the Registrar (defined below).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection on 31 August 2021 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 31 August 2021 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act 2004;

(e)	Company Records means the M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent's Certificate;

(f)	Document means the documents listed in paragraph 1.1 above;

(g)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	Executives means the individuals listed in the Schedule (SIP Share Issuances);

(i)	Insolvency Act means the Insolvency Act 2003;

(j)	non-assessable means, in relation to a SIP Share, that the purchase price for which the Company agreed to issue that SIP Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that SIP Share;

(k)	Prospectus means the prospectus that forms part of the Registration Statement;

(l)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(m)	signed means that a document has been duly signed or sealed; and

(n)	SIP Shares means the ordinary shares with a par value of US$0.001 each in the Company issued to the Executives pursuant to the Share Incentive Plan as set out in the Schedule (SIP Share Issuances).

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire Document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.3	in causing the Company to enter into the Share Incentive Plan and issue the SIP Shares to the Executives, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Director Resolutions in accordance with the M&A;

2.5	the resolutions of the directors of the Company approving the Share Incentive Plan were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which such resolutions were passed was duly convened, held and quorate throughout;

2.6	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which the Director Resolutions were passed was duly convened, held and quorate throughout;

2.7	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.8	there are no documents or arrangements to which the Company or an Executive is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's issue of the SIP Shares to the Executives or the sale/transfer of the SIP Shares by the Executives;

2.9	the Company is not insolvent (as defined in the Insolvency Act) and was not insolvent at the time of issue of the SIP Shares to the Executives and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the SIP Shares, the Company or any of its assets;

2.10	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001);

2.11	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.12	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.13	each Executive has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to hold and sell the SIP Shares;

2.14	the obligations of the Company under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the British Virgin Islands;

2.15	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.16	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.17	the Company Records and the Director's Certificates were and remain at the date of this opinion accurate and complete; and

2.18	the SIP Shares were awarded to the Executives under section 7 (Restricted Stock Award) of the Share Incentive Plan in accordance with the terms of the Share Incentive Plan for services received (ie non-money consideration) and the conditions of the award of the SIP Shares to each Executive did not place any:

(a)	conditions on the issue or vesting of the SIP Shares to the Executives (or such conditions have been met or waived); or

(b)	restrictions on transfer, sale or other disposal of the SIP Shares by the Executives (or such restrictions have lapsed or been removed).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing on the date of issue of the Certificate of Good Standing if it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable; and

(c)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Issuance of SIP Shares:

(a)	the Company has duly authorised the issuance of each SIP Share pursuant to the Director Resolutions;

(b)	each SIP Share is validly issued, fully paid and non-assessable; and

(c)	based solely on our review of the Register of Members each Executive has legal title to its SIP Shares.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.3	The BVI Courts may

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI.

4.4	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.5	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.6	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement.

5.2	For the purposes of this opinion, we have only examined the Documents and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, representation or warranty made or given in any document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document other than as stated.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to the Company in connection with each Document.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Legal Matters and Enforceability of Civil Liabilities and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes

Schedule

SIP Share Issuances

Executive	No of SIP Shares issued
Hengfang Li	225,000
Guangfeng Dai	150,000
Zhizhong Hu	125,000
Degang Hou	125,000
Sophia Li	20,000
Austin Huang	20,000
Zhi Li	20,000
Hengfang Li	225,000